Exhibits 5.2 and 23.2

[Letterhead of Richards, Layton & Finger, P.A.]

September 29, 2010

To The Persons Listed On
 Schedule A Attached Hereto

Re:           Toyota Auto Receivables 2010-C Owner Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel to Toyota Auto Receivables 2010-C Owner Trust, a Delaware statutory trust (the “Trust”), in connection with the transactions contemplated by the Trust Agreement, dated as of July 20, 2010, as amended by the Amended and Restated Trust Agreement, dated as of September 29, 2010 (as amended and restated, the “Trust Agreement”), between  Wells Fargo Delaware Trust Company, N.A., a national banking association, as owner trustee (the “Trustee”), and Toyota Auto Finance Receivables LLC, a Delaware limited liability company, as depositor (the “Depositor”).  This opinion is being delivered pursuant to your request.  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth or incorporated by reference in the Trust Agreement, except that reference herein to any document shall mean such document as in effect on the date hereof.

We have examined originals or copies of the following documents:

(a)           The Trust Agreement;

(b)           The Indenture;

(c)           The Administration Agreement;

(d)           The Sale and Servicing Agreement (the documents listed in (b) throug (d) are collectively referred to herein as the “Trust Documents”);

(e)           A form of the Certificate to be issued on the date hereof (the Certificate”);

(f)           the Notes being issued on the date hereof (the “Notes”);

(g)           A certificate of an officer of the Trustee;

(h)           A certified copy of the certificate of trust (the “Certificate of Trust”) of the rust which was filed with the Secretary of State of the State of Delaware the “Secretary of State”) on July 20, 2010; and

(i)           A certificate of good standing for the Trust, dated September 28, 2010 obtained from the Secretary of State.

We have not reviewed any documents other than the foregoing documents for purposes of rendering our opinions as expressed herein.  In particular, we have not reviewed any document (other than the foregoing documents) that is referred to in or incorporated by reference into any document reviewed by us.  We have assumed that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein.  We have conducted no independent factual investigation of our own but have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

Based upon the foregoing and upon an examination of such questions of law as we have deemed necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth herein, we advise you that, in our opinion:

1.           The Trust has been duly formed and is validly existing and in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Act”), and has the power and authority under the Trust Agreement and the Act to execute, deliver and perform its obligations under the Trust Documents and to issue the Notes and the Certificate.

2.           The Trust Documents and the Notes have been duly authorized, executed and delivered by the Trust.

3.           The Trust Agreement is a legal, valid and binding obligation of the Depositor and the Trustee, enforceable against the Depositor and the Trustee, in accordance with its terms.

4.           Neither the execution, delivery and performance by the Trust of the Trust Documents, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust and any financing statements with the Secretary of State.

5.           Neither the execution, delivery and performance by the Trust of the Trust Documents, nor the consummation by the Trust of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Trust.

6.           Under Section 3805(b) of the Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

7.           Under the Act, the Trust is a separate legal entity and, assuming that the Sale and Servicing Agreement conveys good title to the Trust property to the Trust as a true sale and not as a security arrangement, the Trust rather than the Certificateholders will hold whatever title to the Trust property as may be conveyed to it from time to time pursuant to the Sale and Servicing Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Trust property.

8.           The Certificate has been duly authorized by the Trust and, when duly executed by the Trust and authenticated by the Trustee and delivered to or upon the written order of the Depositor in accordance with the Trust Agreement, will be validly issued by the Trust and entitled to the benefits of the Trust Agreement.

The foregoing opinions are subject to the following exceptions, qualifications and assumptions:

A.           We are admitted to practice law in the State of Delaware and we do not hold ourselves out as being experts on the law of any other jurisdiction.  The foregoing opinions are limited to the laws of the State of Delaware currently in effect.  We express no opinion with respect to (i) federal laws, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended, (ii) state tax, insurance, securities or blue sky laws or (iii) laws relating to the particular nature of the Trust assets.

B.           We have assumed (i) except to the extent provided in paragraph 1 above, the valid existence of each party to the documents examined by us under the laws of the jurisdiction governing its organization, (ii) except to the extent provided in paragraph 1 above, that each party has the power and authority to execute and deliver, and to perform its obligations under, the documents examined by us, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) except to the extent provided in paragraph 2 above, that each party has duly authorized, executed and delivered the documents examined by us, (v) that each party has complied with all of the obligations and satisfied all of the conditions on its part to be performed or satisfied pursuant to the documents examined by us, (vi) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including, without limitation, the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate of Trust are in full force and effect and have not been amended, (vii) except to the extent provided in paragraphs 4 and 5 above, that the execution, delivery and performance of the documents examined by us by each of the parties thereto does not and will not violate or require any consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action under, any agreement, indenture or instrument to which it is a party or by which it is bound or any provision of any law, rule, regulation, judgment, order, writ, injunction or decree of any court or governmental authority applicable to it or any of its property and (viii) that the Trust derives no income from or connected with sources within the State of Delaware and has  no assets, activities (other than having a Delaware trustee as required by the Act, and the filing of documents with the Secretary of State) or employees in the State of Delaware.

C.           The foregoing opinions regarding enforceability and the opinions in paragraphs 6  and 7 above are subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) applicable public policy with respect to the enforceability of provisions relating to indemnification or contribution.

D.           We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic, and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

E.           We express no opinion as to the creation, attachment, perfection or priority of any mortgage or security interest or the nature or validity of title to any property.

F.           With respect to the enforceability of the Trust Agreement, we express no opinion as to the enforceability of provisions that purport to (i) restrict any right that a party may have to apply for a judicial dissolution of the Trust, (ii) impose transfer restrictions on the Certificateholders to the extent that a transfer occurs by operation of law or (iii) bind a Person that is not a party to the Trust Agreement.

G.           We have not participated in the preparation of any offering materials with respect to the Trust and assume no responsibility for their contents.

This opinion may be relied upon by you in connection with the matters set forth herein.  Without our prior written consent, this opinion may not be relied upon by or furnished to any other person or entity for any purpose; provided, however, copies of this opinion letter may be posted by Toyota Motor Credit Corporation or the Depositor to a password protected website accessible by any non-hired “nationally recognized statistical rating organization” (an “NRSRO”) that provides to Toyota Motor Credit Corporation the certification required by subsection (e) of Rule 17g-5 under the Securities and Exchange Act of 1934, as amended (or any successor provision to such subsection) (“Rule 17g-5”), and agrees to keep this opinion letter confidential as contemplated by Rule 17g-5; provided, that no such NRSRO will be entitled to rely on this opinion letter, and each such NRSRO, by accessing a copy of this opinion letter, will be deemed to have agreed to comply with the terms of this sentence and not to provide copies of this opinion letter to any other person.  We also hereby consent to the filing of this opinion as an exhibit to the Depositor’s current report on Form 8-K.  In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

EAM/APA

SCHEDULE A

Toyota Auto Finance Receivables LLC

Toyota Motor Credit Corporation

Wells Fargo Delaware Trust Company, N.A.

Deutsche Bank Trust Company Americas

Standards & Poor’s Rating Services,
     a Standard & Poor’s Financial Services LLC business

Moody’s Investors Service, Inc.

Barclays Capital Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC